Exhibit 10.29
  Form of Employment Agreement between NBT Bancorp Inc. and Lance D. Mattingly made as of January 1, 2002.

                         EMPLOYMENT AGREEMENT (REVISED)

     This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this first day of May, 2001 and revised on January 1, 2002, by and between LANCE D. MATTINGLY ("Executive") and NBT BANCORP INC., a Delaware corporation having its principal office in Norwich, New York ("NBTB")

W I T N E S S E T H   T H A T :

     WHEREAS, Executive is the executive vice president and chief information officer of NBTB and National Bank, National Association, a national banking association which is a wholly-owned subsidiary of NBTB ("NBT Bank");

     WHEREAS, NBTB DESIRES TO SECURE THE CONTINUED EMPLOYMENT OF EXECUTIVE,
                         SUBJECT TO THE PROVISIONS OF THIS AGREEMENT; AND

     WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, intending to be legally bound, the parties agree as follows:

     1.   EMPLOYMENT;  RESPONSIBILITIES  AND  DUTIES.
          ------------------------------------------

          (a) NBTB hereby agrees to employ Executive and to cause NBT Bank and any successor organization to NBT Bank to employ Executive, and Executive hereby agrees to serve as the executive vice president and chief information officer of NBTB and NBT Bank and any successor organization to NBTB or NBT Bank, as applicable during the Term of Employment. Executive shall have such executive duties, responsibilities, and authority as shall be set forth in the bylaws of NBTB or NBT Bank or as may otherwise be determined by NBTB or by NBT Bank. During the Term of Employment, Executive shall report directly to the chief executive officer of NBTB.

          (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder. During the Term of Employment, Executive shall not, without the prior written consent of the chief executive officer of NBTB, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than NBTB or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 4 hereof, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the chief executive officer of NBTB, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

     2.   TERM  OF  EMPLOYMENT.
          --------------------

          (a) The term of this Agreement ("Term of Employment") shall be the period commencing on the date of this Agreement (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

               (i)  the  second  anniversary  of  the  Commencement  Date;

               (ii) the  death  of  Executive;

               (iii) Executive's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

               (iv) the discharge of Executive by NBTB "for cause," which shall mean one or more of the following:

                    (A) any willful or gross misconduct by Executive with respect to the business and affairs of NBTB or NBT Bank, or with respect to any of its affiliates for which Executive is assigned material responsibilities or duties;

                    (B) the conviction of Executive of a felony (after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by NBTB;

                    (C) Executive's willful neglect, failure, or refusal to carry out his duties hereunder in a reasonable manner (other than any such failure resulting from disability or death or from termination by Executive for Good Reason, as hereinafter defined) after a written demand for substantial performance is delivered to Executive that specifically identifies the manner in which NBTB believes that Executive has not substantially performed his duties and Executive has not resumed substantial performance of his duties on a continuous basis within thirty days of receiving such demand; or

                    (D) the breach by Executive of any representation or warranty in section 6(a) hereof or of any agreement contained in section 1, 4, 5, or 6(b) hereof, which breach is material and adverse to NBTB or any of its affiliates for which Executive is assigned material responsibilities or duties; or

               (v) Executive's resignation from his position as president and chief operating officer of NBT Bank other than for "Good Reason," as hereinafter defined; or

               (vi) the termination of Executive's employment by NBTB "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), (iv), or (v) of this section 2(a), at any time, upon the thirtieth day following notice to Executive; or

               (vii)  Executive's  resignation  for  "Good  Reason."

"Good Reason" shall mean, without Executive's express written consent, reassignment of Executive to a position other than as president and chief operating officer of NBT Bank other than for "Cause," or a decrease in the amount or level of Executive's salary or benefits from the amount or level established in section 3 hereof.

          (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) or 2(a)(vii) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

               (i)  any  salary  (as  hereinafter  defined)  payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

               (ii) such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(d) hereof.

          (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) or 2(a)(vii) hereof, Executive shall be entitled to receive:

               (i) any salary payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date, and, for the 24 month period commencing on the date immediately following the Termination Date, salary payable at the rate established pursuant to section 3(a)(i) hereof, in a manner consistent with the normal payroll practices of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time; and

               (ii) such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(d) hereof.


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
               (iii) if, within eighteen (18) months following the Termination Date, Executive should sell his principal residence in the Syracuse Rand McNally Metropolitan Area as determined by Rand McNally & Company (the "Syracuse RMA") and relocate to a place outside of the Syracuse RMA, (A) reimbursement for any shortfall between the net proceeds on the sale of his principal residence and the purchase prince, including direct, necessary and reasonable transaction costs incurred in connection with such purchase, as determined by the finance division of NBTB, for such residence, and including direct, necessary and reasonable expenses, as determined by the finance division of NBTB, incurred to prepare the residence for sale, (B) reimbursement for direct, necessary and reasonable expenses, as determined by the finance division of NBTB, incurred in connection with the sale of such residence not already included as part of the reimbursement under (A) above, and (C) an amount necessary to pay all federal, state and local income taxes resulting from any reimbursement made pursuant to (A) and (B) (including any additional federal state and local income taxes resulting from the payment hereunder of such taxes), the intent being that Executive shall be paid an additional amount (the "Gross-Up") such that the net amount retained by the Executive, after deduction of such federal, state and local income taxes resulting from the reimbursement under (A) and (B) shall be equal to the amount of the reimbursement under (A) and (B) before payment of such taxes; for purposes of determining the amount of the Gross-Up, Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation in effect in the calendar year in which the reimbursement is made. Amounts due under this subsection shall be paid as soon as administratively practicable, but in no event later than ninety
(90) days after the date of the sale of Executive's principal residence.

     Notwithstanding the foregoing, in the event the Executive is reimbursed, entitled to reimbursement, or is paid any amounts by an entity or entities other than NBTB or NBT Bank or any affiliate or successor thereof (the "Third Party"), for any amounts for which Executive has received, or is entitled to receive, reimbursement under (A) or (B) above with respect to the sale of his principal residence or any Gross-Up under (C) above, the Executive agrees:

(3) with regard to amounts already paid by NBTB or NBT Bank or any affiliate or successor thereof (hereinafter referred to collectively as the "Company"), the Executive shall notify the Company of all amounts received or due from the Third Party, and shall reimburse the Company in an amount equal to the amount so received or due from the Third Party up to the amount the Company paid to the Executive under (A), (B), and (C) above; and

(2) with regard to amounts due but not yet paid by the Company to the Executive, the Executive shall notify the Company of any amounts received or due from the Third Party, and the Executive agrees that the Company shall reduce the amount due under (A), (B), and (C) above by the amount the Executive has been paid or is entitled to be paid by the Third Party up to the amount due the Executive from the Company.

     (d) Any provision of this section 2 to the contrary notwithstanding, in the event that the employment of Executive with NBTB is terminated in any situation described in section 3 of the change-in-control letter agreement dated July 23, 2001 between NBTB and Executive (the "Change-in-Control Agreement") so as to entitle Executive to a severance payment and other benefits described in section 3 of the Change-in-Control Agreement, then Executive shall be entitled to receive the following, and no more, under this section 2:

          (i) any salary payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date;

           (ii) SUCH RIGHTS AS EXECUTIVE SHALL HAVE ACCRUED AS OF THE TERMINATION DATE UNDER THE TERMS OF ANY PLANS OR ARRANGEMENTS IN WHICH
          HE PARTICIPATES PURSUANT TO SECTION 3(B) HEREOF, ANY RIGHT TO
      REIMBURSEMENT FOR EXPENSES ACCRUED AS OF THE TERMINATION DATE PAYABLE
       PURSUANT TO SECTION 3(H) HEREOF, AND THE RIGHT TO RECEIVE THE CASH
        EQUIVALENT OF PAID ANNUAL LEAVE AND SICK LEAVE ACCRUED AS OF THE
              TERMINATION DATE PURSUANT TO SECTION 3(D) HEREOF; AND

          (iii) the severance payment and other benefits provided in the Change-in-Control Agreement; and

               (iv) if, within eighteen (18) months following the Termination Date, Executive should sell his principal residence in the Syracuse RMA and relocate to a place outside of the Syracuse RMA, (A) reimbursement for any shortfall between the net proceeds on the sale of his principal residence and the purchase price, including direct, necessary and reasonable transaction costs incurred in connection with such purchase, as determined by the finance division of NBT Bank, for such residence, and including direct, necessary and reasonable expenses, as determined by the finance division of NBT Bank, incurred to prepare the residence for sale, (B) reimbursement for direct, necessary and reasonable expenses, as determined by the finance division of NBT Bank, incurred in connection with the sale of such residence not already included as part of the reimbursement under (A) above, and
(C) the Gross-Up, the intent being that the net amount retained by the Executive, after deduction of such federal, state and local income taxes resulting from the reimbursement under (A) and (B) shall be equal to the amount of the reimbursement under (A) and (B) before payment of such taxes; for purposes of determining the amount of the Gross-Up, Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation in effect in the calendar year in which the reimbursement is made. Amounts due under this subsection shall be paid as soon as administratively practicable, but in no event later than ninety (90) days after the date of the sale of Executive's principal residence.

    NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE EXECUTIVE IS REIMBURSED, ENTITLED TO REIMBURSEMENT, OR IS PAID ANY AMOUNTS BY A THIRD PARTY, FOR ANY
      AMOUNTS FOR WHICH EXECUTIVE HAS RECEIVED, OR IS ENTITLED TO RECEIVE, REIMBURSEMENT UNDER (A) OR (B) ABOVE WITH RESPECT TO THE SALE OF HIS PRINCIPAL
        RESIDENCE OR ANY GROSS-UP UNDER (C) ABOVE, THE EXECUTIVE AGREES:

(5) with regard to amounts already paid by the Company, the Executive shall notify the Company of all amounts received or due from the Third Party, and shall reimburse the Company in an amount equal to the amount so received or due from the Third Party up to the amount the Company paid to the Executive under (A), (B), and (C) above; and

(6) with regard to amounts due but not yet paid by the Company to the Executive, the Executive shall notify the Company of any amounts received or due from the Third Party, and the Executive agrees that the Company shall reduce the amount due under (A), (B), and (C) above by the amount the Executive has been paid or is entitled to be paid by the Third Party up to the amount due the Executive from the Company.

     3.   COMPENSATION.  For  the  services  to  be  performed  by Executive for
          -------------
NBTB and its affiliates under this Agreement, Executive shall be compensated in the following manner:

          (a)  Salary.  During  the  Term  of  Employment:

               (i) NBTB shall pay Executive a salary which, on an annual basis, shall not be less than $197,600 during the Term of Employment. Salary shall be payable in accordance with the normal payroll practices of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time.

               (ii) Executive shall be entitled to annual salary increases of 8 percent during the Term of Employment, beginning in January of 2003 and shall be eligible to be considered for further salary increases, upon review, in accordance with the compensation policies of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time.

               (iii) Executive shall be eligible for performance bonuses commensurate with the Executive's title and salary grade, in accordance with the compensation policies of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time.

          (b) Employee Benefit Plans or Arrangements. During the Term of Employment, Executive shall be entitled to participate in all employee benefit plans of NBTB, as presently in effect or as they may be modified by NBTB from time to time, under such terms as may be applicable to officers of Executive's rank employed by NBTB or its affiliates, including, without limitation, plans providing retirement benefits, stock options, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, provided that there be no duplication of such benefits as are provided under any other provision of this Agreement.

      IN ADDITION, EXECUTIVE WILL BE ELIGIBLE TO RECEIVE UP TO $25,000 IN TEMPORARY LIVING EXPENSES FOR A PERIOD UP TO EIGHTEEN (18) MONTHS FROM
EXECUTIVES DATE OF HIRE. PAYMENT OF SUCH EXPENSES WILL BE PROMPTLY MADE BY NBTB
             TO EXECUTIVE UPON APPROVAL OF SUBMITTED EXPENSE FORMS.


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
          (c) Stock Options. Each January or February annually during the Term of Employment, NBTB will cause Executive to be granted a non-statutory ("non-qualified") stock option (each an "Option") to purchase the number of shares of the common stock of NBTB, $0.01 par value, (the "NBTB Common Stock"), pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan, as amended, or any appropriate successor plan (the "Stock Option Plan"), computed by using a formula approved by NBTB that is commensurate with the Executive's title and salary grade. The option exercise price per share of the shares subject to each Option shall be such Fair Market Value, and the terms, conditions of exercise, and vesting schedule of such Option shall be as set forth in section 8 of the Stock Option Plan.

          (d) Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of NBTB as in effect as of the Commencement Date or as may be modified by NBTB from time to time as may be applicable to officers of Executive's rank employed by NBTB or its affiliates, but in no event less than four weeks of paid vacation per year.
          (e) Country Club Dues. During the Term of Employment, Executive shall be reimbursed for dues and assessments incurred in relation to Executive's membership at a country club mutually agreed upon by the chief executive officer of NBTB and the Executive.

          (f)  WITHHOLDING.  ALL  COMPENSATION  TO  BE  PAID  TO
                    EXECUTIVE HEREUNDER SHALL BE SUBJECT TO REQUIRED WITHHOLDING AND OTHER TAXES.

          (g) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of NBTB as are in effect as of the Commencement Date and as may be modified by NBTB from time to time, under such terms as may be applicable to officers of Executive's rank employed by NBTB or its affiliates.

          (h) Moving Expenses: NBTB agreed to reimburse Executive up to $30,000 for moving expenses if Executive were to relocate his family from their principal residence in Franklin, TN to within the state of New York. Upon Executives explanation of having the need to have access to such monies in advance of relocation, to satisfy personal debts, the Company, in good faith, has advanced Executive said $30,000 grossed-up for applicable payroll taxes. In doing so, Executive agrees that if he and his family do not relocate within eighteen (18) months from the date employment commenced, Executive will repay the Company the $30,000 (grossed-up for taxes) in its entirety. Executive also agrees to pay any necessary collection cost the Company may incur in enforcing its right of repayment of said amount.

     4.   CONFIDENTIAL  BUSINESS  INFORMATION;  NON-COMPETITION.
          -----------------------------------------------------

          (a) Executive acknowledges that certain business methods, creative techniques, and technical data of NBTB and its affiliates and the like are deemed by NBTB to be and are in fact confidential business information of NBTB or its affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of NBTB or its affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to NBTB or NBT Bank or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of NBTB or NBT Bank or their affiliates. In this regard, NBTB asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by NBTB, nor shall he use to the detriment of NBTB or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of NBTB or NBT Bank or their affiliates, any confidential business information obtained during the course of his employment by NBTB. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of NBTB or NBT Bank or their affiliates. On or before the Termination Date, Executive shall promptly deliver to NBTB any and all tangible, confidential information in his possession.

          (b) Executive hereby agrees that from the Commencement Date until the first anniversary of the Termination Date, Executive will not (i) interfere with the relationship of NBTB or NBT Bank or their affiliates with any of their employees, suppliers, agents, or representatives (including, without limitation, causing or helping another business to hire any employee of NBTB or NBT Bank or their affiliates), or (ii) directly or indirectly divert or attempt to divert from NBTB, NBT Bank or their affiliates any business in which any of them has been actively engaged during the Term of Employment, nor interfere with the relationship of NBTB, NBT Bank or their affiliates with any of their customers or prospective customers. This paragraph 4(b) shall not, in and of itself, prohibit Executive from engaging in the banking, trust, or financial services business in any capacity, including that of an owner or employee.

          (c) EXECUTIVE ACKNOWLEDGES AND AGREES THAT IRREPARABLE INJURY WILL RESULT TO NBTB IN THE EVENT OF A BREACH OF ANY OF THE PROVISIONS OF THIS SECTION
  4 (THE "DESIGNATED PROVISIONS") AND THAT NBTB WILL HAVE NO ADEQUATE REMEDY AT LAW WITH RESPECT THERETO. ACCORDINGLY, IN THE EVENT OF A MATERIAL BREACH OF ANY
  DESIGNATED PROVISION, AND IN ADDITION TO ANY OTHER LEGAL OR EQUITABLE REMEDY
    NBTB MAY HAVE, NBTB SHALL BE ENTITLED TO THE ENTRY OF A PRELIMINARY AND PERMANENT INJUNCTION (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) BY A
 COURT OF COMPETENT JURISDICTION IN CHENANGO COUNTY, NEW YORK, OR ELSEWHERE, TO RESTRAIN THE VIOLATION OR BREACH THEREOF BY EXECUTIVE, AND EXECUTIVE SUBMITS TO
               THE JURISDICTION OF SUCH COURT IN ANY SUCH ACTION.

          (d) IT IS THE DESIRE AND INTENT OF THE PARTIES THAT THE PROVISIONS OF THIS SECTION 4 SHALL BE ENFORCED TO THE FULLEST EXTENT PERMISSIBLE UNDER THE
  LAWS AND PUBLIC POLICIES APPLIED IN EACH JURISDICTION IN WHICH ENFORCEMENT IS SOUGHT. ACCORDINGLY, IF ANY PARTICULAR PROVISION OF THIS SECTION 4 SHALL BE
   ADJUDICATED TO BE INVALID OR UNENFORCEABLE, SUCH PROVISION SHALL BE DEEMED
    AMENDED TO DELETE THEREFROM THE PORTION THUS ADJUDICATED TO BE INVALID OR UNENFORCEABLE, SUCH DELETION TO APPLY ONLY WITH RESPECT TO THE OPERATION OF SUCH PROVISION IN THE PARTICULAR JURISDICTION IN WHICH SUCH ADJUDICATION IS MADE. IN ADDITION, SHOULD ANY COURT DETERMINE THAT THE PROVISIONS OF THIS SECTION 4 SHALL BE UNENFORCEABLE WITH RESPECT TO SCOPE, DURATION, OR GEOGRAPHIC AREA, SUCH COURT SHALL BE EMPOWERED TO SUBSTITUTE, TO THE EXTENT ENFORCEABLE, PROVISIONS SIMILAR
   HERETO OR OTHER PROVISIONS SO AS TO PROVIDE TO NBTB, TO THE FULLEST EXTENT
      PERMITTED BY APPLICABLE LAW, THE BENEFITS INTENDED BY THIS SECTION 4.


     5.   LIFE  INSURANCE.  In  light of the unusual abilities and experience of
          ---------------
Executive, NBTB in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Executive, in such amount and in such form as NBTB may choose. NBTB shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of NBTB, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which NBTB has applied for insurance.

     6.   REPRESENTATIONS  AND  WARRANTIES.
          --------------------------------

          (a) Executive represents and warrants to NBTB that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

          (b) Executive shall indemnify, defend, and hold harmless NBTB for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which NBTB has incurred or to which NBTB may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) hereof to be true and correct when made.

     7.   NOTICES.  All  notices,  consents,  waivers,  or  other communications
          --------
which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to NBTB:

     NBT Bancorp Inc.
     52 South Broad Street
     Norwich, New York  13815

     Attention:     Mr. Daryl R. Forsythe
               Chairman, President and Chief Executive Officer

With a required copy to:

     NBT BANCORP INC. CORPORATE COUNSEL

If to Executive:

     Mr. Lance D. Mattingly
     187 Carronbridge Way
     Franklin, TN  37067

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

     8.   ASSIGNMENT.  Neither  party  may  assign  this Agreement or any rights
          -----------
or obligations hereunder without the consent of the other party.

     9.   GOVERNING  LAW.  This  Agreement  shall be governed by, construed, and
          --------------
enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law thereof. The parties hereby designate Chenango County, New York to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of New York. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

     10.  ENTIRE  AGREEMENT.  This  Agreement  constitutes  the  entire
          -----------------
understanding among NBTB and Executive relating to the subject matter hereof. Any previous agreements or underings between the parties hereto or between Executive and NBT Bank or any of its affiliates regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

     11.  ILLEGALITY;  SEVERABILITY.
          -------------------------

          (a) Anything in this Agreement to the contrary notwithstanding, this Agreement is not intended and shall not be construed to require any payment to Executive which would violate any federal or state statute or regulation, including without limitation the "golden parachute payment regulations" of the Federal Deposit Insurance Corporation codified to Part 359 of title 12, Code of Federal Regulations.

          (b) If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

               (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and


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               (ii) to  the  fullest  extent  possible,  the  provisions of this
Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

     12.  ARBITRATION.  Subject  to  the  right  of  each party to seek specific
          ------------
performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the Northern District of New York. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. In the event of any arbitration, the arbitrator or arbitrators shall have the power to award reasonable attorney's fees to the prevailing party. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

     13.  COSTS  OF  LITIGATION. In the event litigation is commenced to enforce
          --------------------
any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

     14.  AFFILIATION.  A company will be deemed to be "affiliated" with NBTB or
          ------------
NBT Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     15.  HEADINGS.  The  section  and  subsection  headings  herein  have  been
          ---------
inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.


                                        NBT BANCORP INC.



                                        By: /s/ Daryl R. Forsythe
                                        Daryl R. Forsythe, Chairman
                                        President and Chief Executive Officer



                                        /s/ Lance D. Mattingly
                                        Lance D. Mattingly


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